EXHIBIT 99.1

Franchise Group, Inc. Announces Fiscal 2021 Second Quarter Financial Results

  Increases Annual Financial Outlook Again
  Reports Net Income from Continuing Operations of $32.5 million, Non-GAAP EPS of $1.16 per Fully Diluted Share and Adjusted EBITDA of $91.8 million

DELAWARE, Ohio, Aug. 03, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the financial results of its fiscal 2021 second quarter. For the second quarter of fiscal 2021, total reported revenue for Franchise Group was $862.8 million, net income from continuing operations was $32.5 million or $0.74 per fully diluted share, Adjusted EBITDA was $91.8 million and Non-GAAP EPS was $1.16 per share. On July 2, 2021, the Company completed the sale of Liberty Tax and, as such, the financial position and results of operations of the Company’s Liberty Tax segment are presented as discontinued operations and have been excluded from the Company’s second quarter results. Total cash was $165.4 million and outstanding debt at the end of the second quarter of fiscal 2021 was $1.3 billion which excludes the approximate $182 million repayment of debt with the proceeds from the Liberty Tax transaction.

Brian Kahn, Franchise Group’s President and CEO stated, “Our management teams, associates, and franchisees are executing operationally, and franchising momentum is accelerating with development agreements for 96 new locations in addition to 111 new store openings year to date. Franchise Group’s businesses are proving they are stronger together and therefore we are further increasing our financial expectations for the full year.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus and Buddy’s. The following table summarizes Revenue, Net Income/(Loss), and Adjusted EBITDA for each of these segments. Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months			For the Six Months
	Ended June 26, 2021			Ended June 26, 2021
		Adjusted	Net		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)	Revenue	EBITDA	Income/(Loss)
	(In thousands)			(In thousands)
American Freight	$268,807	$28,934	$12,670	$527,323	$59,546	$26,579
Vitamin Shoppe	302,555	37,502	22,444	597,295	78,018	52,789
Pet Supplies Plus	275,760	22,906	5,219	327,069	27,659	34
Buddy's	15,636	4,334	2,469	32,416	9,571	5,480
Corporate	-	(1,912)	(10,281)	-	(3,868)	(80,696)
Total	$862,758	$91,764	$32,521	$1,484,103	$170,926	$4,186

Outlook
Franchise Group is increasing its expectations for annual Adjusted EBITDA for 2021 from at least $315 million to at least $320 million, Non-GAAP EPS from at least $3.35 per share to at least $3.45 per share and revenue from $3.0 - $3.1 billion to at least $3.05 billion. In calculating EPS, the Company is using approximately 41 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating Non-GAAP EPS, the Company is currently using an effective tax rate of 18.7% although actual cash taxes are expected to be minimal in fiscal 2021.

The Company does not provide quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on August 3rd at 4:30 P.M. ET to discuss its business, review financial results for the second quarter of fiscal 2021 and discuss its outlook for the remainder of fiscal 2021. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 5154388. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include, Pet Supplies Plus, American Freight, The Vitamin Shoppe and Buddy’s Home Furnishings. On a combined basis, Franchise Group currently operates over 1,800 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	June 26, 2021	December 26, 2020
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$165,432	$148,780
Current receivables, net	81,075	67,335
Inventories, net	504,726	302,307
Current assets held for sale	113,671	43,023
Other current assets	21,558	13,997
Total current assets	886,462	575,442
Property, equipment, and software, net	208,499	135,872
Non-current receivables, net	12,200	12,800
Goodwill	787,241	448,258
Intangible assets, net	312,180	109,892
Operating lease right-of-use assets	666,537	502,104
Non-current assets held for sale	-	55,116
Other non-current assets	14,332	8,428
Total assets	$2,887,451	$1,847,912
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$11,544	$104,053
Current operating lease liabilities	158,801	127,032
Accounts payable and accrued expenses	351,096	252,389
Current liabilities held for sale	33,422	40,576
Other current liabilities	30,261	25,174
Total current liabilities	585,124	549,224
Long-term obligations, excluding current installments	1,245,377	466,944
Non-current operating lease liabilities	522,005	402,276
Non-current liabilities held for sale	-	8,779
Other non-current liabilities	46,950	35,522
Total liabilities	2,399,456	1,462,745

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 40,208,564 and 40,092,260 shares issued and outstanding at June 26, 2021 and December 26, 2020, respectively	402	401
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 4,541,125 and 1,250,000 shares issued and outstanding at June 26, 2021 and December 26, 2020, respectively	45	13
Additional paid-in capital	467,351	382,383
Accumulated other comprehensive loss, net of taxes	(973)	(1,399)
Retained earnings	21,170	3,769
Total equity attributable to Franchise Group, Inc.	487,995	385,167
Non-controlling interest	-	-
Total equity	487,995	385,167
Total liabilities and equity	$2,887,451	$1,847,912

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(In thousands, except share count and per share data)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product	$805,768	$466,709	$1,389,585	$940,214
Service and other	48,193	13,669	76,768	26,691
Rental	8,797	17,176	17,750	33,596
Total revenues	862,758	497,554	1,484,103	1,000,501
Operating expenses:
Cost of revenue:
Product	522,576	277,582	861,991	565,400
Service and other	934	701	1,339	1,457
Rental	2,935	5,508	5,940	11,450
Total cost of revenue	526,445	283,791	869,270	578,307
Selling, general, and administrative expenses	278,157	198,986	503,702	410,262
Total operating expenses	804,602	482,777	1,372,972	988,569
Income from operations	58,156	14,777	111,131	11,932
Other expense:
Other	-	(28)	(36,726)	(4,048)
Interest expense, net	(22,865)	(27,877)	(70,300)	(52,389)
Income (loss) from continuing operations before income taxes	35,291	(13,128)	4,105	(44,505)
Income tax expense (benefit)	2,770	3,510	(81)	(52,108)
Income (loss) from continuing operations	32,521	(16,638)	4,186	7,603
Income (loss) from discontinued operations, net of tax	6,215	(5,304)	48,363	32,353
Net income (loss)	38,736	(21,942)	52,549	39,956
Less: Net income (loss) attributable to non-controlling interest	-	269	-	(2,090)
Net income (loss) attributable to Franchise Group, Inc.	$38,736	$(21,673)	$52,549	$37,866

Amounts attributable to Franchise Group, Inc.:
Net income (loss) from continuing operations	$32,521	$(16,361)	$4,186	$(6,278)
Net income (loss) from discontinued operations	6,215	(5,312)	48,363	44,144
Net income (loss) attributable to Franchise Group, Inc.	$38,736	$(21,673)	$52,549	$37,866

Basic earnings (loss) per share:
Continuing operations	$0.76	$(0.47)	$-	$(0.22)
Discontinued operations	0.15	(0.15)	1.20	1.51
Total basic earnings per share	$0.91	$(0.62)	$1.20	$1.29

Diluted earnings (loss) per share:
Continuing operations	$0.74	$(0.47)	$-	$(0.22)
Discontinued operations	0.15	(0.15)	1.20	1.51
Total diluted earnings per share	$0.89	$(0.62)	$1.20	$1.29

Weighted-average shares outstanding:
Basic	40,175,058	34,972,364	40,142,571	29,173,172
Diluted	40,905,567	34,972,364	40,142,571	29,173,172

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Six Months Ended
(In thousands)	June 26, 2021	June 27, 2020
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$52,549	$39,956
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,910	3,403
Depreciation, amortization and impairment charges	31,157	33,792
Amortization of deferred financing costs	33,197	21,554
Loss (gain) on disposal of fixed assets	645	(166)
Stock-based compensation expense - equity awards	5,478	4,339
(Gain) on bargain purchases and sales of Company-owned offices	(731)	(1,258)
Equity in loss of affiliate	-	15
Deferred tax expense	-	7,739
Prepayment penalty for early debt extinguishment	36,726	-
Change in
Accounts, notes, and interest receivable	3,832	(1,784)
Income taxes receivable	2,215	(53,156)
Other assets	3,867	1,015
Accounts payable and accrued expenses	9,089	134
Inventory	(77,410)	84,434
Deferred revenue	3,102	8,938
Net cash provided by operating activities	105,626	148,955
Investing Activities
Issuance of operating loans to franchisees and area developers	(17,612)	(28,876)
Payments received on operating loans to franchisees and area developers	23,013	49,612
Purchases of Company-owned offices, area developer rights, and acquired customer lists	(401)	(2,299)
Proceeds from sale of Company-owned offices and area developer rights	293	989
Acquisition of business, net of cash and restricted cash acquired	(462,821)	(353,423)
Purchases of property, equipment, and software	(24,627)	(16,212)
Net cash (used in) investing activities	(482,155)	(350,209)
Financing Activities
Proceeds from the exercise of stock options	386	187
Dividends paid	(32,808)	(10,406)
Non-controlling interest distribution	-	(4,716)
Repayment of other long-term obligations	(771,511)	(410,798)
Borrowings under revolving credit facility	6,724	142,000
Repayments under revolving credit facility	(84,874)	(112,760)
Issuance of common stock	-	92,082
Issuance of preferred stock	79,542	-
Payment for debt issue costs and original issuance discounts	(50,776)	(14,604)
Prepayment penalty for early debt extinguishment	(36,726)	-
Issuance of debt	1,300,000	586,000
Cash paid for taxes on exercises/vesting of stock-based compensation	(404)	(73)
Net cash provided by financing activities	409,553	266,912
Effect of exchange rate changes on cash, net	142	(234)
Net increase in cash equivalents and restricted cash	33,166	65,424
Cash, cash equivalents and restricted cash at beginning of period	151,502	45,146
Cash, cash equivalents and restricted cash at end of period	$184,668	$110,570
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$1,284	$493
Cash paid for interest	$61,249	$26,857
Accrued capital expenditures	$3,406	$2,608
Deferred financing costs from issuance of common stock	$-	$31,013
Capital expenditures funded by finance lease liabilities	$1,211	$-
Tax receivable agreement included in other long-term liabilities	$-	$17,156

Non-GAAP Financial Measures and Key Metrics
Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 18.7%

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three and six months ended June 26, 2021.

	For the Three Months Ended June 26, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss) from continuing operations	$2,469	$5,219	$12,670	$22,444	$(10,281)	$32,521
Add back:
Interest expense	898	5,363	9,286	7,319	-	22,865
Income tax expense (benefit)	-	(4)	-	-	2,774	2,770
Depreciation and amortization charges	897	6,123	2,354	7,739	0	17,115
Total Adjustments	1,795	11,482	11,640	15,058	2,774	42,750
EBITDA	4,264	16,701	24,310	37,502	(7,507)	75,271
Adjustments to EBITDA
Executive severance and related costs	-	(2)	-	-	-	(2)
Stock based compensation	70	-	-	-	2,755	2,825
Non-cash executive compensation expense	-	-	325	-	-	325
Shareholder litigation costs	-	-	(295)	-	209	(86)
Prepayment penalty on early debt repayment	-	-	-	-	-	-
Store closures / Related Costs	-		-	-	-	-
Integration / Related Costs	-	61	4,335	-	298	4,694
Acquisition costs	-	6,146	259	-	15	6,419
Divestiture costs	-	-	-	-	2,318	2,318
Compliance costs	-	-	-	-	-	-
Total Adjustments to EBITDA	70	6,205	4,624	-	5,595	16,493
Adjusted EBITDA	$4,334	$22,906	$28,934	$37,502	$(1,912)	$91,764

	For the Six Months Ended June 26, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss) from continuing operations	$5,480	$34	$26,579	$52,789	$(80,696)	$4,186
Add back:
Interest expense	2,159	6,374	20,506	10,246	31,014	70,300
Income tax expense (benefit)	-	-	-	3	(83)	(81)
Depreciation and amortization charges	1,792	7,554	4,244	14,981	1	28,572
Total Adjustments	3,952	13,928	24,751	25,230	30,931	98,791
EBITDA	9,432	13,963	51,330	78,018	(49,766)	102,977
Adjustments to EBITDA
Executive severance and related costs	-	9	-	-	-	9
Stock based compensation	139	-	-	-	5,121	5,260
Non-cash executive compensation expense	-	-	824	-	-	824
Shareholder litigation costs	-	-	(295)	-	298	3
Prepayment penalty on early debt repayment	-	-	-	-	36,726	36,726
Store closures / Related Costs	-	-	222	-	-	222
Integration / Related Costs	-	430	7,089	-	298	7,817
Acquisition costs	-	13,257	376	-	16	13,649
Divestiture costs	-	-	-	-	2,660	2,660
Compliance costs	-	-	-	-	779	779
Total Adjustments to EBITDA	139	13,696	8,216	-	45,898	67,949
Adjusted EBITDA	$9,571	$27,659	$59,546	$78,018	$(3,868)	$170,926

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three and six months ended June 26, 2021.

	For the Three Months Ended		For the Six Months Ended
($ In thousands except share count and per share data)	June 26, 2021		June 26, 2021

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	32,521	$0.80	4,186	$0.10
Less: Preferred dividend declared	(2,128)	(0.06)	(4,257)	(0.10)
Adjusted Net Income available to Common Stockholder	30,393	0.74	(71)	-
Add back:
Executive severance and related costs	(2)	-	9	-
Stock based compensation	2,825	0.07	5,260	0.13
Long-term executive compensation expense	325	0.01	824	0.02
Shareholder litigation costs	(86)	-	3	-
Prepayment penalty on early debt repayment	-	-	36,726	0.90
Store closures / Related Costs	-	-	222	0.01
Integration / Related Costs	4,694	0.11	7,817	0.19
Acquisition costs	6,419	0.16	13,649	0.32
Divestiture costs	2,318	0.06	2,660	0.07
Compliance costs	-	-	779	0.02
Adjustments to EBITDA	16,493	0.42	67,949	1.66
Non-cash amortization of debt issuance costs	2,223	0.05	33,197	0.81
Amortization of acquisition-related intangibles	2,232	0.05	3,511	0.09
Tax impact	(3,917)	(0.10)	(19,571)	(0.48)
Impact of diluted share count assuming non-GAAP net income	-	-	-	-
Total Adjustments to Net income (loss) from continuing operations	17,031	0.42	85,086	2.08
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	47,424	$1.16	85,015	$2.08
Basic weighted average shares		40,175,058		40,142,571
Non-GAAP diluted weighted average shares outstanding		40,905,567		40,877,626

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, and its strategy and outlook for fiscal 2021. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161